UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2011
Grand Canyon Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 639-7500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 7, 2011, Grand Canyon Education, Inc. (the “Company”) reported its results for the third quarter of 2011. The press release dated November 7, 2011 is furnished as Exhibit 99.1 to this report.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a)              In connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, we determined that a change to our methodology relating to the manner in which we estimate our allowance for doubtful accounts was required.
In accordance with our institutional policy, all prospective students are required to select both a primary and secondary payment option with respect to amounts due to us for tuition, fees and other expenses. The most common payment option for our students is financial aid but students also choose personal cash, tuition reimbursement, or direct bill to their employer. Financial aid loan funds are generally provided by the Federal Direct Loan Program in two disbursements for each academic year. The disbursements are usually received two to four weeks into the first course of a payment period. These factors, together with the timing of students beginning their programs, affect our operating cash flow including our accounts receivable balance. In instances where a student selects financial aid as the primary payment option, he or she often selects personal cash as the secondary option. If a student that has selected financial aid as his or her primary payment option withdraws prior to the end of a course but after the date that our institutional refund period has expired, the student will have incurred the obligation to pay the full cost of the course. If the withdrawal occurs before the date at which the student has earned 100% of his or her financial aid, we will have a return to Title IV requirement and the student will owe us all amounts incurred that are in excess of the amount of financial aid that the student earned and that we are entitled to retain. In this case, we must collect the receivable using the student’s second payment option. In cases where this second payment option is a withdrawn student’s personal cash, then this amount will be due from the former student. Such receivables carry a higher risk of non-collection, as the student is no longer enrolled in the University.
Under our policy, we record an allowance for doubtful accounts for estimated losses resulting from the inability, failure or refusal of our students to make required payments. We determine the adequacy of our allowance for doubtful accounts based on an analysis of our historical bad debt experience, current economic trends, and the aging of the accounts receivable. We apply reserves to our receivables based upon an estimate of the risk presented by the age of the receivables. We believe that this policy is the best way to predict the ultimate amount of our receivables that will go uncollected as our receivable balances are made up of a large number of small balances and we also believe that this policy conforms to industry practice. While we continually refine our estimation process (similar to the refinements described below) in the ordinary course, our general approach to estimating the allowance for doubtful accounts has remained the same since we went public in November 2008. We have historically written off accounts receivable at the earlier of the time the balance is deemed uncollectible, or one year after the revenue is generated. We monitor our collections and write-off experience to assess whether adjustments are necessary.
As part of our process of analyzing our reserve balance at September 30, 2011, we for the first time disaggregated our accounts receivable balances based on each student’s school status as of September 30, 2011 and each of the prior quarter ends between June 30, 2010 (the quarter we transitioned to a “borrower-based, non-term” or “BBAY” financial aid system, where each student may begin a program and be eligible to receive financial aid at any time throughout the year) and June 30, 2011. In initiating this review, we had noted that there had been an increase in the more mature receivables over the past few quarters, once we had disaggregated our accounts receivable balances we noted a significant change in the composition of our receivable balances since our transition to BBAY in which the receivables due from former students had grown as a percentage of the total amount outstanding during this period. We believe that this is the result of several factors. First, under BBAY, a student must generally complete two of the courses in a payment period to earn the full financial aid award, as opposed to just a single course under the term-based module approach, and as a result, we have experienced an increase in the Title IV program funds that need to be returned to lenders or the Department of Education. Second, we have historically been successful in collecting receivables, including those due from former students as a result of the return to Title IV requirement, because the amount owed by a particular student that is in excess of the amount of financial aid that the student earned and that we are entitled to retain is often quite small. Due primarily to the ongoing economic conditions, we believe that the level of motivation that former students have to pay off their balances due to us, based on such factors as being able to receive transcripts or protecting their credit, has lessened over time. On the other hand, we have implemented a number of operational changes during the past twelve months that have resulted in more timely collections of balances due from active students. As our collection history over the past year demonstrated that receivables due from former students are now becoming much more likely to go uncollected, we concluded that our allowance for doubtful accounts needed to be adjusted. Thus, we have changed our allowance calculation methodology such that receivables due from former students are treated as a separate pool and are fully reserved for and written off in a much more accelerated timeframe. The methodology for reserving for receivables due from current students remains similar to our prior methodology given that we have not seen a change in the payment patterns for this pool of students. We continue to reflect accounts receivable with an offsetting allowance as long as management believes there is a reasonable possibility of collection. Bad debt expense is recorded as an instructional costs and services expense in the income statement.
Because our former students did not previously exhibit this collection behavior, the historical reserve process that we had implemented and followed in prior periods did not include taking the additional steps that are necessary to disaggregate our receivable balances by student based on enrollment status. As a result of our new analysis, however, it now appears that this disaggregated information is particularly relevant in determining the probability of loss and, if it had been more readily available to us, could have been used to detect the change in the behavior of our former students that manifested in the latter half of 2010 and in 2011. Accordingly, the Audit Committee of the Board of Directors of the Company, together with management and in consultation with Ernst & Young LLP, the Company’s independent registered public accounting firm, determined on November 3, 2011 that, because we could have taken the additional steps necessary to develop the disaggregated information for use in the analysis of our reserve requirements and resulting allowances for 2010 and 2011, the financial statements for the fiscal year ended December 31, 2010 and the fiscal quarters ended June 30,2010, September 30, 2010, March 31, 2011 and June 30, 2011 should not be relied upon and should be restated to reflect the new allowance calculation methodology.

The Company’s management and Audit Committee have discussed the matters disclosed in this filing with Ernst & Young LLP, the Company’s independent registered public accounting firm.
The Company expects to file its amended Annual Report on Form 10-K for the year ended December 31, 2010, its amended Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 and its amended Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, each of which will include the applicable restated financial statements and related disclosures, shortly before, or concurrently with, the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. We expect to file our Quarterly Report in Form 10-Q for the fiscal quarter ended September 30, 2011 on a timely basis on or prior to Wednesday, November 9, 2011. The Company is still evaluating the level of internal control deficiency that the restatements represent and expects to report on its conclusion in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 and in the amended filings referenced above, as applicable.
Item 9.01. Financial Statements and Exhibits.
99.1 Press Release dated November 7, 2011
Cautionary Note Regarding Forward-looking Statements:
To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report on Form 8-K should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the risks and other uncertainties that are described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.
Date: November 7, 2011	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated November 7, 2011